Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos 333-192720, 333-207933, 333-215983 and 333-222891) and in Registration Statement on Form F-3 (File No. 333-214816) of Kamada Ltd. (the “Company”) of our report dated March 6, 2018, with respect to the Company's consolidated financial statements for the year ended December 31, 2017 included in this Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
March 6, 2018	A member of Ernst & Young Global